CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Transamerica Funds of our report dated February 13, 2026, relating to the financial statements and financial highlights of S&P 500 Index Master Portfolio, which appears in Transamerica Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers, LLP

Philadelphia, Pennsylvania

April 24, 2026

Information Classification: Limited Access